POST-QUALIFICATION AMENDMENT NO. 2

FILE NO. 024-11995

EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 2 amends, and should be read in conjunction with, the offering circular of Slingshot USA, LLC (the “Company”), dated September 15, 2022, which was qualified by the Securities and Exchange Commission (the “Commission”) on November 9, 2022, as amended by that certain Post-Qualification Offering Circular Amendment No. 1, dated October 27, 2023, which was qualified by the Commission on November 7, 2023 (as amended, the “Offering Circular”). For the avoidance of doubt, investors should not rely on that certain Post-Qualification Offering Circular filed on November 21, 2023, which was not qualified by the Commission. Unless otherwise defined in this Post-Qualification Amendment No. 2, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. This Post-Qualification Offering Circular Amendment No. 2 seeks to add, update, and/or replace information contained in the Offering Circular, including (x) the financial statements for the most recent fiscal year ended of the Company, and (y) the termination date of the Offering.

Information contained in this Post-Qualification Offering Circular Amendment No. 2 is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Post-Qualification Offering Circular Amendment No. 2 filed with the SEC is qualified. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the Post-Qualification Offering Circular Amendment No. 2 filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED JULY 31, 2024

SLINGSHOT USA, LLC

(the “Company”)

1209 Orange Street

Wilmington, Delaware 19801

https://www.thedavidmovie.com

UP TO 30,000,000 PREFERRED UNITS

SEE “SECURITIES BEING OFFERED” ON PAGE 26.

	Price to Public	Broker-Dealer Discount and Commissions	Proceeds to the Company	Proceeds to Other Persons
Price Per Unit	$1.65	$0.0125	$1.6375	-
Total Maximum	$37,500,000.00	$375,000.00	$37,125,000.00	-

Sales of these securities will commence upon qualification of this Post-Qualification Amendment by the Securities and Exchange Commission and will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) July 31, 2025, or (3) the date at which the offering is earlier terminated by the Company at its sole discretion.

The Company has engaged North Capital as escrow agent to hold any funds that are tendered by investors. The Offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases units in the amount of the minimum investment, $99 (60 Preferred Units), there is no minimum number of units that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. An investor irrevocably subscribes to the offering, which means that an investor cannot request a refund of the funds and such funds will only be refunded in such cases as the Company terminating the Offering or the Company rejecting the subscription in whole or in part; see, “Plan of Distribution and Selling Securityholders”. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

Each holder of Preferred Units shall not be entitled to vote on any matters submitted to a vote of the members of the Company except as required by law.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO “www.investor.gov”.

This offering is inherently risky. See “Risk Factors” on page 9.

This Post-Qualification Amendment No. 2 is following the Offering Circular format described in Part II of Form 1-A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

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TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
SUMMARY	5
RISK FACTORS	9
DILUTION	10
PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS	11
USE OF PROCEEDS TO ISSUER	16
THE COMPANY’S BUSINESS	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	22
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	23
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	24
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	25
SECURITIES BEING OFFERED	26
FINANCIAL STATEMENTS	29

In this Post-Qualification Amendment No. 2 to Offering Circular, the terms “Slingshot”, “Slingshot ProductionsTM”, “the Company”, “we”, “us”, or “our” refers to Slingshot USA, LLC, a Delaware limited liability company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS FORM 1-A-POS, POST-QUALIFICATION AMENDMENT NO. 2 TO OFFERING CIRCULAR, AND ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN, MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

These risks and uncertainties include, but are not limited to, those discussed in public filings made with the SEC by the Company and include, but are not limited to the following:

•	we have a limited operating history, which may make it difficult to evaluate our business and prospects;

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•	we may not generate sufficient cash flows to complete and monetize our projects;
•	our business of creating, producing, distributing, marketing, financing, and monetizing faith-based films and series may have a smaller audience; and
•	other factors described under “Risk Factors” on page 9.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

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SUMMARY

Our Business

Slingshot USA, LLC (the “Company”) is a limited liability company organized in the state of Delaware on September 14, 2021, and made the Federal tax election to be taxed as a C corporation. The Company is partly co-owned by Slingshot Productions Limited and The Gideon Trust and does not have a finite life. Member liabilities are limited to the amount of equity contributions.

Slingshot ProductionsTM focuses on creating, producing, distributing, marketing, financing, and monetizing full-length animated movies. Our inaugural project, the DAVID movie (“DAVID”), is an animated musical drawing inspired by David's biblical narrative. This film aims to align with the highest animation standards, enriching viewers with authentic biblical storytelling, riveting music, and superior production values. Scheduled for a November 2025 worldwide cinema release, DAVID aspires to be a monumental cinema event, leaving a lasting impact for generations.

The Company’s monetization strategy and key partners outlines the elements management believes could make the project a success, referenced in our Form 1-K, for the period ended December 31, 2023, under the caption Item 1. Business, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465924009096/partii.htm

The Offering

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Post-Qualification Amendment No. 2 to Offering Circular and/or incorporated by reference herein.

Company	Slingshot USA, LLC, a Delaware limited liability company (the “Company”).

Objective	The purpose of the Company is to fund the full development and production of a feature-length animated film based on the biblical story of David, and to commercially exploit the same.

Securities Offered	The Company is offering membership interests (“Interests” or “Securities”) to potential investors (“Investors” or “Members”) in unit increments (each, a “Unit”), designated “Preferred Units”, up to $37,500,000 in the aggregate.

Unit Price	Each Unit shall have a price of $1.65.

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Minimum Investment Amount	The minimum Capital Contribution of a Member shall be $99 for Preferred Units, subject in each case to acceptance of a lesser amount by the Managers in their sole and exclusive discretion. The Managers may, in their sole and exclusive discretion, reject any subscription that is tendered.

Managers	The Company is managed by five managers (the “Managers”) consisting of: (1) Sanet Kritzinger; (2) Osment Philip Cunningham; (3) David Michael Brett Johnson; (4) Bernardus Johannes Lans; and (5) Paul Andre Venter. (See “Directors, Executive Officers, and Significant Employees”).

Management Rights	The Managers are responsible for the management of the Company (See “Operating Agreement” at Exhibit 1A-2A to the Offering Statement of which this Offering Circular is a part). The Managers are supported in their management activities by appropriate staff, consultants, and co-producers. Managers may bring on one or more additional highly experienced producers or production companies in order to further facilitate the Company’s business plans as described herein and the Managers shall generally surround themselves with other highly experienced personnel throughout each phase of the business, if and as necessary.

Use of Proceeds	The Company will use these net proceeds from this Offering to fund the business of the company generally. Specifically, the vast majority of the funds raised under this Offering will be used to finance the production of DAVID, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Term	The Company has a perpetual term.

Costs and Expenses	The Company is responsible for all of its operational costs and expenses, including, without limitation: (i) employees of the Company and its operational subsidiary and related entities; (ii) office expenses of the Company and its operational subsidiary and related entities; (iii) out-of-pocket expenses of all transactions, whether or not consummated; (iv) expenses associated with the acquisition, operation, and disposition (if any) of the Company’s operating businesses, including all travel, lodging and entertainment expenses, marketing and sales expenses, and extraordinary expenses, if any (such as certain valuation expenses, litigation expenses and indemnification payments); (v) legal, accounting, consulting, investment banking, financing and brokerage fees and expenses, if any; (vi) expenses associated with financial statements, reports and tax returns prepared for the Company and its operating subsidiary and related entities; (vii) expenses of advisors and of any Company administrator; (viii) organizational expenses; (ix) expenses associated with any Member meetings; and (x) any taxes, fees, or other governmental charges levied against the Company or its subsidiary and related entities.

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Organizational Expenses	All of the Company’s organizational expenses, including all legal fees and filing costs, and costs associated with the marketing, sale and issuance of the Interests, will be paid or reimbursed by the Company. Each investor will be solely responsible for all of its own legal and tax counsel expenses and any out-of-pocket expenses incurred in connection with its admission to, or the maintenance of its Interest in, the Company.

Distributions

The Managers shall have sole discretion regarding the amounts and timing of distributions of Available Funds to Members, including to decide to forego payment of distributions in order to provide for retention and establishment of reserves of, or payment to third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, however, that the Company shall be required to make distributions in the amounts and order as follows:

(a)  Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution.

(b)  Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contributions, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.

(c)  For avoidance of doubt, the Members acknowledge and agree that the Managers shall have sole discretion to pay all or any portion of the Company’s debts and liabilities to its creditors (including to Members as loans or salary, each if applicable), prior to making any distributions as set forth in Section 4.4 of the Operating Agreement.

See “Operating Agreement” at Exhibit 1A-2A to the Offering Statement of which this Offering Circular is a part.

Dissolution	The Company may only be dissolved with the written consent of the Managers and the prior consent of a Majority Vote of the Members.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we are subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our equityholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary.

RISK FACTORS

Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends or distribution, cash flows, liquidity and prospects include, but are not limited to, the risk factors listed below, in our offering circular dated November 7, 2022 under the caption “RISK FACTORS” and in our Annual Report on Form C-AR for the year ended December 31, 2023 filed on May 15, 2024 under the caption “MATERIAL RISK FACTORS ASSOCIATED WITH INVESTMENTS”, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465922013223/partiiandiii.htm

https://www.sec.gov/Archives/edgar/data/1893768/000121465924009249/ex99_formcar.pdf

One of the creators of David had exercised the option to exchange its interest in Slingshot Productions Limited for Common Units in the Company.

Osment Philip Cunningham, as one of the creators of David, and the owner of Miombo Enterprises Proprietary Limited (trading as “Sunrise Animation Studio’s”), a computer animation studio based in Cape Town, South Africa, owns a 50% indirect interest in Slingshot Productions Limited through The Gideon Trust. The Gideon Trust has an agreement with Slingshot Productions Limited to exchange The Gideon Trust’s indirect interest for a direct and/or voting interest in the Company’s Units currently owned by Slingshot Productions Limited, which would reduce Slingshot Productions Limited’s ownership interest ratably. This option was exercised, and Osment Philip Cunningham, through The Gideon Trust, now owns 50% of the Company’s common units.

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DILUTION

Dilution means a reduction in value, control or earnings of the units the investor owns. Investors will experience dilution through the issuance of units in connection with this and future financings.

For factors that could result in dilution, please refer to our offering circular dated November 7, 2022 under the caption “DILUTION”, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465922013223/partiiandiii.htm

Funding history and price per unit

As of July 31, 2024, the Company successfully raised the following funding:

Date	Type of Units	Regulation	Number of Units	Per Unit Value	USD
November 2021	Common Units	Founder Units	50,400,000	$1.00	50,400,000
November 2021	Preferred Units	Founder Units	19,600,000	$1.00	19,600,000
Company acquired all the intangible assets related to DAVID from Slingshot Productions Limited for 50,400,000 Common Units and 19,600,000 Preferred Units for $1.
March 2022	Preferred Units	CF	5,219,736	$1.00	5,219,736
May 2022	Preferred Units	D 506(c)	700,000	$1.00	700,000
July 2022	Preferred Units	D 506(b)	100,000	$1.00	100,000
September 2022	Preferred Units	D 506(b)	12,500	$1.00	12,500
September 2022	Preferred Units	D 506(b)	75,000	$1.00	75,000
October 2022	Preferred Units	D 506(b)	500,000	$1.00	500,000
December 2022	Preferred Units	D 506(b)	25,000	$1.00	25,000
January 2023	Preferred Units	A + (Round 1)	902,168	$1.25	1,127,710
February 2023	Preferred Units	A + (Round 2)	263,455	$1.25	329,318
February 2023	Preferred Units	A + (Round 3)	188,755	$1.25	235,943
March 2023	Preferred Units	A + (Boost)	8,800,000	$1.25	11,000,000
March 2023	Preferred Units	A + (Boost)	2,200,000	$0.01	22,000
The Company issued 8,800,000 Preferred Units at $1.25 under Regulation A+ and 2,200,000 Warrants with an exercise price of $0.01 per Preferred Unit. The warrants were subsequently exercised.
April 2023	Preferred Units	A + (Round 4,5)	731,177	$1.25	913,971
June 2023	Preferred Units	A + (Round 6)	305,484	$1.25	381,855
July 2023	Preferred Units	D 506(b)	22,000	$1.25	27,500
August 2023	Preferred Units	A + (Boost2)	800,000	$1.25	1,000,000
August 2023	Preferred Units	A + (Boost2)	200,000	$0.10	20,000
The Company issued 800,000 Preferred Units at $1.25 under Regulation A+ and 200,000 Warrants with an exercise price of $0.10 per Preferred Unit. The warrants were subsequently exercised.
August 2023	Preferred Units	A + (Round 7)	450,018	$1.25	562,523
November 2023	Preferred Units	A + (Round 8)	469,913	$1.25	587,391
December 2023	Preferred Units	A + (Round 9)	254,109	$1.25	317,637
January 2024	Preferred Units	A + (Round 10)	104,663	$1.25	130,829
January 2024	Preferred Units	A + (Round 10)	6,669	$1.65	11,004
February 2024	Preferred Units	A + (Round 11)	120	$1.25	150
February 2024	Preferred Units	A + (Round 11)	90,827	$1.65	149,865
March 2024	Preferred Units	A + (Round 12)	98,282	$1.65	162,165
April 2024	Preferred Units	A + (Round 13)	58,943	$1.65	97,256
May 2024	Preferred Units	A + (Round 14)	158,134	$1.65	260,922
July 2024	Preferred Units	A + (Round 15)	75,023	$1.65	123,788

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is offering a maximum of 30,000,000 of its Preferred Units on a “best efforts” basis.

The cash price per Preferred Unit is $1.65, and the minimum investment is $99, subject to the Managers' acceptance of a lesser amount in each case in their sole and exclusive discretion.

The Company intends to market the Securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting its Offering Circular or “testing the waters” materials on an online investment platform.

The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week, on its website, https://thedavidmovie.com.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) July 31, 2025, and (3) the date at which the offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one or more closings on an ongoing basis. After each Closing, funds tendered by investors will be available to the Company. After the initial closing of this offering, the Company expects to hold Closings on at least a monthly basis.

The Company is offering its securities in all states.

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology-related functions in connection with this offering, but not for underwriting or placement agent services:

∙	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept the investor as a customer.

∙	Review each investor’s subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

∙	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.

∙	Not provide any investment advice nor any investment recommendations to any investor.

∙	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks).

∙	Coordinate with third party providers to ensure adequate review and compliance.

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As compensation for the services listed above, the Company has agreed to pay $25,000 in one-time set-up fees, consisting of the following:

$5,000 at onboarding and $20,000 upon receipt of a no-objection letter from FINRA and qualification of the Offering Statement by the SEC.

The Company estimates that fees due to pay Dalmore Group, LLC, pursuant to the 1% commission, would be $375,000 for a fully-subscribed offering.

Under the term of an agreement with VAS Portal, LLC, the Company pays VAS Portal, LLC a fee of $35 per investor, capped at $375,000, for providing services as a technology platform in this offering.

These assumptions were used in estimating the fees due in the “Use of Proceeds to Issuer.”

No Minimum Offering Amount

The Interests being offered will be issued in one or more closings. No minimum number of Securities must be sold before a closing can occur. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Members

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase whole and fractional units. The Company may close on investments on a “rolling” basis (so not all investors will receive their Securities on the same date). Investors may subscribe by tendering funds by check, wire transfer, credit or debit card, or ACH transfer to the escrow account to be set up by the Company’s escrow agent, North Capital (the “Escrow Agent”). The funds tendered by potential investors will be held by the Escrow Agent in a segregated account exclusively for the Company’s benefit. Funds will be transferred to the Company at each Closing. Please refer to the escrow agreement for further details.

Investors will be required to complete a subscription agreement in order to invest, pursuant to which an investor will irrevocably subscribe to purchase the Securities. The investor will not be entitled to any refunded funds unless the Company terminates the offering or the Company rejects the subscription in whole or in part.

The subscription agreement also includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. North Capital will review all subscription agreements completed by the investor. After North Capital has completed its review of a subscription agreement for an investment in the Company, the funds may be released by the escrow agent.

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If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, North Capital will have up to three days to ensure all the documentation is complete. North Capital will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the Company. All funds received by wire transfer will be made available immediately, while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Managers maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Managers have not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Dalmore Group, LLC has not investigated the desirability or advisability of investment in the units nor approved, endorsed, or passed upon the merits of purchasing the Securities. Dalmore Group, LLC is not participating as an underwriter and, under no circumstance, will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore Group, LLC is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Dalmore Group, LLC’s limited role in this Offering, it will only conduct the due diligence of this Offering it deems appropriate for its role, and no investor should rely on the involvement of Dalmore Group, LLC in this Offering as any basis for a belief that it has done due diligence. Dalmore Group, LLC does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct KoreConX Inc. & KoreConX USA LLC (the “Transfer Agent”) to issue the Securities to the investor. The Transfer Agent will notify an investor when the Securities are ready to be issued and the Transfer Agent has set up an account for the investor.

Escrow Agent

The Escrow Agent has not investigated the desirability or advisability of investment in the Securities nor approved, endorsed, or passed upon the merits of purchasing the Securities.

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The Company has agreed to pay the Escrow Agent the following amounts:

Escrow Administration Fee: $500 set-up and administration for 12 months (or partial period); $250 for each additional 12 months (or partial period)

Issuer Routable Account Number: $150 per month

Out-of-Pocket Expenses: Billed at cost

Check Disbursements: $10.00 per check (incoming/outgoing)

Transactional Costs: $100.00 for each additional escrow break

$100.00 for each escrow amendment

$50.00 for reprocessing a closing

Wire Disbursements: $25.00 per domestic wire (incoming/outgoing)

$45.00 per international wire (incoming/outgoing)

ACH Disbursements: $25.00, plus 0.1% on the amount transferred

ACH Dispute/Chargeback: $25.00 per reversal/chargeback

ACH Failure Return Fee: $1.50 per failure/return

Transfer Agent

The Company has also engaged KoreConX Inc. & KoreConX USA LLC (the “Transfer Agent”), a registered transfer agent with the SEC, who will serve as a transfer agent to maintain equityholder information on a book-entry basis; there are no setup costs for this service, but the Company pays the Transfer Agent a monthly fee for this service.

Forum Selection Provisions

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in any court in the State of Utah sitting in Salt Lake City, or the United States District Court for the District of Utah, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The operating agreement contains a forum selection provision that provides that with a few exceptions, the United States District Court for the District of Utah or any court of the state of Utah sitting in Salt Lake City will be the sole and exclusive forums for any equityholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware Limited Liability Company Act or the Company’s operating agreement or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine.

Although we believe these provisions benefit us by providing either providing a forum convenient to us or increasing the consistency in the application of Delaware law in the types of lawsuits to which it applies and, in both cases, limiting our litigation costs, the forum selection provisions, to the extent they are enforceable, may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, these provisions allow its management to limit time traveling to any particular forum so they may continue to focus on the operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provisions apply to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.  The exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  For both provisions, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

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Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

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USE OF PROCEEDS TO ISSUER

The maximum gross proceeds from the sale of our Securities in this Offering are $37,500,000. The net proceeds to the Company from the total maximum offering are expected to be approximately $36,663,259 after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling, and other costs incurred in the Offering). Our estimated offering costs are $836,741, including a deduction of 1% of the total gross proceeds for commissions payable to Dalmore Group, LLC, and $35 per investor, capped at $375,000, payable to VAS Portal, LLC, upon the sale of all the Securities being offered. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. The following table represents actual offering costs through July 31, 2024, and management’s best estimate of the uses of the net proceeds, assuming the sale of, respectively, 50%, 75%, and 100% of the Securities offered for sale in this Offering.

As of July 31, 2024, the Company has raised 46% of the maximum aggregate offering amount, or $17,284,968. The actual and projected uses of funds are shown below:

		Percentage of offering sold
	Actual		Projected
	46%	50%	75%	100%
Broker Dealer Fees	173,277	187,964	261,680	375,000
Corporate Admin and General Expenses	315,958	342,738	2,724,107	5,163,259
Escrow Agent	3,150	3,417	5,125	6,834
Film Production Cost	16,468,181	16,863,983	24,719,493	31,500,000
Promotion and Marketing	28,535	30,954	46,430	61,907
VAS Portal, LLC Fees	283,867	350,000	375,000	375,000
Transfer Agent	12,000	18,000	18,000	18,000
Total	$17,284,968	$17,797,056	$28,149,835	$37,500,000

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering and reserves the right to change the estimated allocation of net proceeds set forth above.

Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 18 months. However, if we do not sell the maximum number of Securities offered in this Offering, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest-bearing instruments, and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses or assets, although we have no present commitments or agreements for any specific acquisitions or investments.

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THE COMPANY’S BUSINESS

The Company’s Business Description and Projects are presented in our Form 1-K for the year ended December 31, 2023 filed on May 15, 2024 under “Item 1. Business” which is incorporated herein by reference except for the sections titled “Feature Film Financing”, “Employees”, “Competition”, “Intellectual Property”, “Litigation” and “The Company’s Property”.

https://www.sec.gov/Archives/edgar/data/1893768/000121465924009096/partii.htm

Feature Film Financing

The project requires approximately $61.9 million in funding to pay for the production of the DAVID movie and other running expenses until the movie's launch when revenue is expected to be generated. The table below shows the funding to-date up to July 31, 2024, and the remaining financing estimated to be required.

Funding Summary in USD		Note	Loan	Note	Sub-total	Commitments	Note	Total
Founders	19,600,000	A	10,600,000	D	30,200,000			30,200,000
Reg CF	5,219,736	B			5,219,736			5,219,736
Reg D	1,412,500	B			1,412,500			1,412,500
Reg A+	17,284,969	B			17,284,969	7,782,795	C, E	25,067,764
Remaining	18,382,795				7,782,795			-
Budget	61,900,000				61,900,000			61,900,000

A.	Slingshot Productions Limited, the Company’s controlling holding company, initially financed the production and running costs and was issued Preferred Units worth $19.6 million in return.
B.	In 2022, the Company raised $7.1 million through Reg CF ($5.2 million), D ($1.4 million), and A+ ($0.7 million). In 2023, the Company raised a further $15.3 million via Reg A+. In the first seven months of 2024, the Company raised $0.9 million in Reg A+.
C.	This does not include $3 million of subscription commitments pursuant to a contractual agreement with two distributors after July 2024. Depending on the capital requirements of the Company, any portion of these commitments may be called upon.
D.	In 2023, the Company entered into a $10.6 million loan facility with related parties (owners of the Company’s holding company) at a monthly compounded interest rate of 10%. The loan is immediately repayable on request or matures on December 13, 2025.
E.	Slingshot Productions has a binding subscription agreement to call up to $10.6 million in Preferred Units from Slingshot Productions Limited, the Company’s holding company. Subject to other investor interest, the Company may elect to receive all or any portion of the $10.6 million. Management intends to fund the outstanding funding with Crowdfunding or other private investments. The Company associates great value in building an audience through Crowdfunding and, therefore, will opt to raise as much Crowdfunding as possible. The binding subscription agreement to call up to $10.6 million Preferred Units will consequently only be used if Crowdfunding cannot be raised for the amount or via other funding. The table above represent only a portion of the commitment being called up until the Company is fully funded.

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Distribution

The project's success will depend on the distribution strategy to maximize revenue potential. The key performance metrics for distribution will include the following:

•	Distribution channels used (e.g., theatrical release, online streaming, DVD sales, etc.);
•	Revenue generated from each distribution channel;
•	Number of countries where the movie is released and the revenue generated in each market; and
•	Marketing and promotion metrics include the number of trailers viewed, social media engagement, and press coverage.

As of the date of this filing, Angel Studios is the exclusive worldwide distributor of Young DAVID and the DAVID movie, subject to Minno’s right to distribute Young DAVID on Minno’s apps, platforms and websites. Pursuant to the underlying content distribution agreement, Angel Studios and Minno committed to invest $3 million in the Company within 30 days of receiving the final report from Angel Studios of net licensing revenue earned by July 31, 2024 with respect to Young DAVID.

For the year ended December 31, 2023, the Company’s sole revenue derived from funds received under a non-reciprocal agreement with Angel Studios for contributions received by Angel Studios to be used in furtherance of the purposes of the Company, which include the production of Young DAVID and the DAVID movie, and from royalties from DAVID merchandise sold by Angel Studios per the terms of the content distribution agreement.

Employees

As of the date of this filing, we have eight part-time employees or contractors who typically work between 1 and 20 hours per week and a variety of other part-time employees/independent contractors we use on an as-needed basis.

Competition

Thousands of other companies are involved in creating and monetizing entertainment content, from giant international conglomerates to small independent creators. Many of these companies are potential competitors because we compete to develop consumer entertainment. Major animation studios, including Pixar, Disney, Dreamworks, Sony, and others, independent faith film and TV productions, and streaming services offering film and series content of all genres, including Netflix, Amazon Prime Video, Disney+, and others.

Intellectual Property

The Company, amongst other assets, owns the DAVID demo and the intellectual property and rights associated with Young DAVID and the DAVID movie.

The first project was to showcase the envisioned film quality and animation capabilities, and a demo clip was created as a proof of concept. The demo is not part of the DAVID movie or the Young DAVID series. The holding company, Slingshot Productions Limited ("Slingshot Productions Limited”), created and produced an initial DAVID demo.

On November 8, 2021, Slingshot Productions Limited sold the DAVID movie demo, as well as all intellectual property related to Young DAVID and the DAVID movie, to the Company in exchange for 50,400,000 Common Units and 19,600,000 Preferred Units of the Company.

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Litigation

Slingshot Productions is unaware of any pending or threatened legal actions that would have a material effect on its business, financial position or results of operations and, to the best of its knowledge, there are no such legal proceedings contemplated or threatened.

The Company’s Property

Slingshot Productions does not own or lease any real estate, office space, or significant tangible assets. Operating mostly virtually, the Company has coworking working spaces with Slingshot Productions Limited, the Company’s controlling holding company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, include forward-looking statements that involve risks and uncertainties.

Management’s discussion and analysis of the financial condition and results of operations are presented in our Form 1-K for the year ended December 31, 2023 filed on May 15, 2024 under the caption “ITEM2: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” which is incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465924009096/partii.htm

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies.”

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we will cease to be an "emerging growth company" as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to report publicly on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include but are not limited to, being required to file only annual and semiannual reports rather than yearly and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our equityholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and board of managers are as follows as of July 31, 2024:

Name	Position	Age	Term of Office (if indefinite, date appointed)	Approximate hours per week (if part- time)/full-time
Sanet Kritzinger	Co-Founder, Executive Manager	50	September 2021	Full-time
Sanet has over 20 years of executive experience and is currently the Chief Executive Officer of the A2G Group with trading entities in the following industries: (i) Media, Film and Animation; (ii) Telecoms and Information Technology; (iii) Soft Commodities; (iv) Consumer Goods, (v) Property; (vi) Mining, Mineral and Energy, Hard Commodities. Sanet is also an executive manager of Slingshot Productions.
www.linkedin.com/in/sanet-kritzinger-06509210
Osment Philip Cunningham	Co-Founder, Executive Manager	53	September 2021	Full-time
Phil is a serial entrepreneur, a visionary, a storyteller, and, most of all, a man of Faith. Over the last two decades, Phil has built Sunrise Animation Studios in Cape Town, South Africa. Phil is also an Executive Manager of Slingshot Productions.
www.linkedin.com/in/phil-cunningham-b2aa2519
David Michael Brett Johnson	Executive Manager	67	September 2021	5 hours
Brett has worked with 400+ companies around the world to discover a purpose that is bigger than the bottom line. He is an author of many books, all focused on addressing challenges in life or society. He is a student of leadership, capital, societal transformation and work-life integration. Brett Johnson founded The Institute for Innovation, Integration & Impact, Inc. in 1996. His writings complement the work of this Silicon Valley think tank. Brett has over forty years of experience with leading public accounting and management consulting firms, helping corporations from global multinationals through to business start-ups and social sector organizations. Brett was a Partner at KPMG Peat Marwick and at Computer Sciences Corporation. He spent fourteen years at Price Waterhouse working in South Africa in the United States. Brett is a Chartered Accountant and holds a Bachelor’s degree in Commerce from the University of Cape Town.
www.linkedin.com/in/thebrettjohnson
Bernardus Johannes Lans	Company Secretary and Chief Financial Officer	46	November 2021	Full-time
With 20 years of industry expertise gained in service of world-leading Professional Services, Accounting, Manufacturing, and Power Infrastructure corporations across the USA, South Africa, Nigeria and Mauritius, Bernard is an experienced Head of Finance with a demonstrated record of developing a team for start-up companies and putting effective controls, policies and procedures in place. With involvement in many start-ups, either as a department within a company or a new business ventures in rural Africa, he knows what challenges to overcome with a proven track record of developing a successful multi-cultural team. Bernard possesses two decades of robust and wide-ranging financial and business management skill sets, which have been applied to a full spectrum of business entities, to boost sustainable and profitable operations. Bernard is a Chartered Accountant and a Public Accountant.
www.linkedin.com/in/bernarduslans
Paul Venter	Chief Executive Officer	44	March 2024	Full-time
Paul brings over 20 years of executive and entrepreneurial experience. He currently serves as a Board member at Magnetic Creative and Ontdek, is a partner at Seedwell Capital, and is the Chief Executive Officer of Slingshot Productions. He has extensive experience in venture capital, marketing, consumer manufacturing, and international trade.
https://www.linkedin.com/in/paulventer/

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As of June 30, 2024, we compensated executive officers and managers as follows:

	Capacities in which compensation was received	Salary per month	Other monthly non-cash compensation		Total monthly compensation	Total annual compensation
David Michael Brett Johnson	Board of Manager	$2,500	$2,500	(1)	$5,000	$60,000
Paul Andre Venter	Chief Executive Officer	$20,000			$20,000	240,000

(1)	Non-cash compensation in the form of Preferred Units to the value of $15,000 on a six-month basis.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

As of July 31, 2024, the following table sets out Slingshot Productions’ voting securities owned by our executive officers, managers, and other persons holding more than 10% of the Company's voting securities.

Name of beneficial owner	Note	Number of units	Nature of ownership	Percentage of units	Note
Sanet Kritzinger	2	29,696,076	Common Units	36.66%	1
		30,600,000	Preferred Units	37.78%	1
		60,296,076		74.44%
Osment Philip Cunningham	3	20,703,924	Common Units	25.56%	1
Total		81,000,000		100%

Notes:

(1) Based on a total of 81,000,000 Units with voting rights, consisting of 50,400,000 Common Units and 30,600,000 Preferred Units with voting rights, in each case, issued and outstanding as of July 31, 2024. A holder of Preferred Units has voting rights only if that holder also holds Common Units.

(2) Slingshot Productions Limited is part of the A2G Group of companies, with the A2G Managers Trust as the sole ultimate holding entity. Continuum Fiduciary Ltd is the trustee, and Sanet Kritzinger and Frederik Kritzinger are the beneficiaries of the A2G Managers Trust. The address of Slingshot Productions Limited is Level 3 Alexander House 35, Cybercity, Ebene, 72201, Mauritius

(3) Pirunico Trustees (Jersey) Limited is the trustee of The Gideon Trust, and Osment Philip Cunningham, Co-Founder and Executive Manager of the Company, is the beneficiary of The Gideon Trust. The address of The Gideon Trust is Charter Place, 23/27 Seaton Place, St Helier, Jersey JE1 1JY

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The interest of management and others in certain transactions are presented in our Form 1-K for the year ended December 31, 2023 filed on May 15, 2024 under the caption “ITEM2: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” which is incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465924009096/partii.htm

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SECURITIES BEING OFFERED

The following descriptions summarize important terms of our membership interests. This summary reflects our Operating Agreement and does not purport to be complete and is qualified in its entirety by the Operating Agreement, which has been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of our membership interests, you should refer to our Operating Agreement and applicable provisions of the Delaware Limited Liability Company Act. Any capitalized terms used but not defined herein shall have their meanings as set forth in the Operating Agreement.

General

The Company is offering Preferred Units in this offering. The number of Preferred Units issued and outstanding as of July 31, 2024, is 42,411,975.

The Company’s Operating Agreement provides that the membership interests of the Members in the Company shall be issued in unit increments (each, a “Unit”). The Company is authorized to issue two classes of Units to be designated “Preferred Units”, and “Common Units”. The minimum Capital Contribution of a Member shall be $99 for Preferred Units, subject in each case to acceptance of a lesser amount by the Manager in its sole and exclusive discretion. Preferred Units shall be issued at a price per Unit as determined from time to time in good faith by the Manager.

Voting Rights

The holders of Preferred Units do not have voting rights unless they also hold Common Units.

Distribution Rights

The Managers shall have sole discretion regarding the amounts and timing of distributions of Available Funds to Members, including to decide to forego payment of distributions in order to provide for retention and establishment of reserves of, or payment to third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, however, that the Company shall be required to make distributions in the amounts and order as follows:

(a)	Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution.
(b)	Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contributions, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.
(c)	For the avoidance of doubt, the Members acknowledge and agree that the Manager shall have sole discretion to pay all or any portion of the Company’s debts and liabilities to its creditors (including to Members as loans or salary, each if applicable), prior to making any distributions as set forth in Section 4.4 of the Operating Agreement.

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Transferability

A membership interest in the Company may not be sold or otherwise Transferred, by operation of law or otherwise, except upon prior written approval of the Manager, which approval may be withheld or conditioned for any reason. Upon the approval of the Manager, the Manager may establish any terms and conditions of a Transfer as the Manager may determine. The Transfer by any Member of such Member’s membership interest in the Company will be subject to all the terms, conditions, restrictions, and obligations of the Operating Agreement.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 holders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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SLINGSHOT USA, LLC

FINANCIAL STATEMENTS

 The Company’s Audited Financial Statements for the years ended December 31, 2023 and 2022 are presented in our Form 1-K under the caption “Financial Statements” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465924009096/partii.htm

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-2A	First Amended and Restated Operating Agreement(1)
1A-2B	Certificate of Formation(2)
1A-4	Form of Subscription Agreement
1A-8	Escrow Agreement(2)
1A-10	Power of Attorney
1A-11	Accountant’s Consent

___________

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 1-U filed on March 11, 2024.
(2)	Previously filed as an exhibit to the Company's Form 1-A/A filed on November 7, 2022

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Post-Qualification Offering Circular Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on July 31, 2024.

Slingshot USA, LLC

/s/ Bernardus Johannes Lans
Its: Chief Financial Officer

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